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                                                                      EXHIBIT 23




INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-60188 of Educational Development Corporation on Form S-8 of our report dated May 2, 1997, appearing in this Annual Report on Form 10-K of Educational Development Corporation for the year ended February 28, 1997.


DELOITTE & TOUCHE LLP

May 23, 1997
Tulsa, Oklahoma